Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedules 13G and/or 13D and Forms 3, 4 and 5 with respect to the shares of common stock of Myomo, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:    February 24, 2020

Ridgeback Capital Investments L.P.

By:	Ridgeback Capital Investments Ltd.,
Its General Partner

By:	/s/ Bud Holman
Name: Bud Holman
Title: Director

Ridgeback Capital Investments Ltd.

By:	/s/ Bud Holman
Name: Bud Holman
Title: Director

Ridgeback Capital Management LLC

By:	/s/ Bud Holman
Name: Bud Holman
Title: Authorized Signatory